AMENDED AND RESTATED

BYLAWS OF

SAN LOTUS HOLDING INC.

A California Corporation

ARTICLE I

OFFICES

SECTION 1. PRINCIPAL EXECUTIVE OFFICE. The principal office of the Corporation is hereby fixed in the State of California or at such other location as may be determined from time to time by the Board of Directors of the Corporation.

SECTION 2. OTHER OFFICES. The Board of Directors may at any time establish offices at any place or places where the Corporation qualifies to do business.

ARTICLE II

SHAREHOLDERS

SECTION 1. PLACE OF MEETING. Meetings of shareholders shall be held either at the principal executive office of the Corporation or at any other location within or without the State of California which may be designated by written consent of all persons entitled to vote thereat.

SECTION 2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held on such day and at such time as may be fixed by the Board of Directors; provided, however, that should said day fall upon a Saturday, Sunday, or legal holiday observed by the Corporation at its principal executive office, then any such meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day. At such meetings, directors shall be elected by plurality vote and any other proper business may be transacted.

SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called for any purpose or purposes permitted under California Corporation Codes at any time by the  of Directors, the Chairman of the Board of Directors, the President, or by the shareholders entitled to cast not less than ten percent (10%) of the votes at such meeting. Upon request in writing to the Corporation addressed to the attention of the chairperson of the board, president, vice president or secretary by any person (other than the board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request.

SECTION 4. NOTICE OF ANNUAL OR SPECIAL MEETING. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders, but any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of the nominees intended, at the time of the notice, to be presented by management for election. Notice of a shareholders' meeting shall be given either personally or by mail or, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or if no such address appears or is given, by publication at least once in a newspaper of general circulation in  Los Angeles County, California. An affidavit of mailing of any notice, executed by the Secretary, shall be prima facie evidence of the giving of the notice.

SECTION 5. QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum is present, the affirmative vote of the majority of shareholders represented and voting at the meeting on any matter shall be the act of the shareholders unless specifically required otherwise in the Charter or Articles of Incorporation. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the number of shares required as noted above to constitute a quorum. Notwithstanding the foregoing, (1) the sale, transfer and other disposition of substantially all of the corporation's properties and (2) a merger or consolidation of the corporation shall require the approval by an affirmative vote of not less than two-thirds (2/3) of the corporation's issued and outstanding shares.

SECTION 6. ADJOURNED MEETING AND NOTICE THEREOF. Any shareholders meeting, whether or not a quorum is present, may be adjourned from time to time. In the absence of a quorum (except as provided in Section 5 of this Article), no other business may be transacted at such meeting.

SECTION 7. VOTING. The shareholders entitled to notice of any meeting or to vote at such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 8 of this Article.

SECTION 8. CUMULATIVE VOTING. Cumulative voting by each shareholder of the Corporation shall be eliminated when the Corporation becomes a listed corporation as defined under sec. 301.5 (d) of California Corporation Code. This section becomes effective only when the Corporation becomes a listed corporation as defined under sec. 301.5 (d) of California Corporation Code.

SECTION 9. RECORD DATE. The Board of Directors may fix, in advance, a record date for the determination of the shareholders entitled to notice of a meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall be not more than sixty (60) nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the meeting. The Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which notice is given. The record date for determining shareholders for any purpose other than as set forth in this Section 8 or Section 10 of this Article shall be at the close of the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

SECTION 10. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 11. ACTION WITHOUT MEETING. Any action which, under any provision of law, may be taken at any annual or special meeting of shareholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the actions to be taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless a record date for voting purposes be fixed as provided in Section 8 of this Article, the record date for determining shareholders entitled to give consent pursuant to this Section 10, when no prior action by the Board of Directors has been taken, shall be the day on which the first written-consent is given.

SECTION 12. PROXIES. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Secretary not less than five (5) days prior to the meeting.

SECTION 13. CONDUCT OF MEETING. The Chairman of the Board of Directors shall preside as Chairman at all meetings of the shareholders, unless another Chairman is selected. The Chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The Chairman's ruling on procedural matters shall be conclusive and binding on all shareholders, unless at the time of ruling a request for a vote is made by the shareholders entitled to vote and represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all shareholders without limiting the generality of the foregoing, the Chairman SHALL have all the powers usually vested in the chairman of a meeting of shareholders.

SECTION 14. NON-ISSUANCE OF ANY CERTIFICATES OF SHARES OF THE CORPORATION.

Any issuance of shares of the Corporation shall be book-entry only, and the Corporation shall not issue any certificate for its shares.

ARTICLE III

DIRECTORS

SECTION 1. POWERS. Subject to the provisions of the California Corporation Codes and any limitations in the Articles of Incorporation or these bylaws, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board of Directors may, as permitted by law, delegate the management of the day-to-day operation of the business of the Corporation to other persons or officers of the Corporation provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors. Without prejudice to such general powers, it is hereby expressly declared that the Board of Directors shall have the following powers:

(a) to conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations that are not inconsistent with law, with the Articles of Incorporation or these bylaws, as they may deem best;

(b) to select, appoint and remove the Chairman of the Board of Directors by a simple majority vote of the directors;

(c) to select and remove all officers, agents and employees of the corporation, prescribe powers and duties for them as may not be inconsistent with law, or with the Articles of Incorporation or by these bylaws, fix their compensation, conduct their performance reviews, and require from them, if necessary, security for faithful service;

(d) to collectively decide on the direction of the business and determine when and how to acquire new businesses and/or engage in new business opportunities;

(e) to determine when and how to raise capital and inject capital into the corporation and its subsidiaries;

(f) to authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful;

(g) to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock and to alter the form of such seal and such of certificates from time to time in their judgment they deem best; and

(h) to borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation or other evidence of debt and securities therefore.

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SECTION 2. NUMBER, CLASSIFICATION AND TERM OF OFFICE OF DIRECTORS. The number of directors of the Corporation shall be that number as may be fixed from time to time by resolution of the Board of Directors, and the number of directors of the Corporation shall not be less than three (3) nor greater than five (5). The initial number of directors of the Corporation shall be three (3). The number of directors can be increased or decreased within the foregoing range at any time by the Board of Directors. The term of office of the directors will be staggered by dividing the directors into two classes. Class I shall consist, initially, of three (3) directors who will each be elected at the annual meeting of the Corporation to serve on the Board of Directors for two year terms. Class II shall consist, initially, of two (2) directors who shall be elected at each annual meeting of the Corporation to serve for one year term. If the number of directors is changed, any increase or decrease shall be so apportioned among the classes. If a director resigns and such resignation is to take effect before an annual meeting occurs, the Board of Directors shall have the power to fill the vacancy for the duration of the resigning director term or until the next annual meeting of shareholders, at which time the shareholders shall have the power to elect a successor for the appropriate term depending on the class of the resigning director.

SECTION 3. PLACE OF MEETING. Any meeting of the Board of Directors shall be held at any place within or without the State of California which has been designated from time to time by the Board of Directors. In the absence of such designation, meetings shall be held at the principal executive office of the Corporation.

SECTION 4. REGULAR MEETINGS. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, selection of a Chairman of the Board of Directors, election of officers, and the transaction of other business. Call and notice of such regular meeting is hereby dispensed with.

SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time and for any purpose by the Chairman of the Board of Directors, the President, or the Secretary or a majority of the directors. Special meetings of the Board of Directors shall be held upon at least four (4) days written notice or forty-eight (48) hours’ notice given personally or by telephone, facsimile, email or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the director for the purposes of notice.

SECTION 6. QUORUM. A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as an act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the number of directors required as noted above to constitute a quorum for such meeting.

SECTION 7. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

SECTION 8. WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made part of the minutes of the meeting.

SECTION 9. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting being adjourned. If the meeting is adjourned for more than forty-eight (48) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

SECTION 10. FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors.

SECTION 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board of Directors and shall be filed with the minutes of the proceedings of the Board of Directors.

SECTION 12. COMMITTEES. The Board of Directors may appoint one or more committees, each consisting of two or more directors, and delegate to such committees any of the authority of the Board of Directors except with respect to:

(a) the approval of any action which requires shareholders' approval or approval of the outstanding shares;

(b) the filling of vacancies on the Board of Directors or on any committees;

(c) the fixing of compensation of the directors for serving on the Board of Directors or on any committee;

(d) the amendment or repeal of bylaws or the adoption of new bylaws;

(e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable by a committee of the Board of Directors;

(f) a distribution to the shareholders of the corporation; or

(g) the appointment of other committees of the Board of Directors or the members thereof.

Any such committee must be appointed by resolution adopted by a majority of the authorized number of directors and may be designated an Executive Committee or by such other name as the Board of Directors shall specify. The Board of Directors shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. Unless the Board of Directors or such committee shall otherwise provide, the regular or special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board of Directors. Minutes shall be kept of each meeting of each committee.

SECTION 13. REMOVAL BY SHAREHOLDERS.  Any or all of the Directors may be removed without cause if the removal is approved by the outstanding shares.

ARTICLE IV

OFFICERS

SECTION 1. OFFICERS. The officers of the Corporation shall be the Chief Executive Officer, a President, a Secretary and a Chief Financial Officer/Treasurer. The Corporation may also have, at the discretion of the Board of Directors, one or more vice-presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article.

SECTION 2. ELECTION. The officers of the Corporation, except such officers as may be elected or appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board of Directors, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected.

SECTION 3. SUBORDINATE OFFICERS. The Board of Directors may elect, and may empower the Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board of Directors, or the Chief Executive Officer may from time to time direct.

SECTION 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board of Directors at any time, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein. The acceptance of such resignation shall be necessary to make it effective.

SECTION 5. VACANCIES. A vacancy of any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed by these bylaws for the regular election or appointment to such office.

SECTION 6. CEO. The CEO shall be the chief executive officer and general manager of the Corporation. The CEO shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board of Directors, at all meetings of the Board of Directors. The CEO has the general powers and duties of management usually vested in the chief executive officer and the general manager of a corporation and such other powers and duties as may be prescribed by the Board of Directors.

SECTION 7. PRESIDENT. In the absence or disability of the CEO, the President, shall perform all the duties of the CEO, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the CEO. The President shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the CEO or the Board of Directors.

SECTION 8. SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive offices and such other place as the Board of Directors may order, a book of minutes of all meetings of shareholders, the Board of Directors, and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board of Director and committee meetings, the number of shares present or represented at shareholders' meetings and proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the bylaws of the Corporation at the principal executive office of the corporation. The Secretary shall keep, or cause to be kept, at the principal executive office, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors and any committees thereof required by these bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

SECTION 9. TREASURER. The Treasurer is the Chief Financial Officer of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and financial transactions of the Corporation, and shall send or cause to be sent to the shareholders of the Corporation such financial statements and reports as are by law or these bylaws required to be sent to them.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the CEO and directors, whenever they request it, an account of all transactions as Treasurer and of the financial conditions of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

SECTION 10. AGENTS. The CEO, the President, the Secretary or Treasurer may appoint agents with power and authority, as defined or limited in their appointment, for and on behalf of the Corporation to execute and deliver, and affix the seal of the corporation thereto, to bonds, undertakings, recognizance, consents of surety or other written obligations in the nature thereof and any said officers may remove any such agent and revoke the power and authority given to him.

ARTICLE V

OTHER PROVISIONS

SECTION 1. DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law, subject to any contractual restrictions on which the corporation is then subject.

SECTION 2. INSPECTION OF BY-LAWS. The Corporation shall keep in its principal executive office the original or a copy of these bylaws as amended to date which shall be open to inspection to shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of California and the Corporation has no principal business office in such State, it shall upon the written notice of any shareholder furnish to such shareholder a copy of these bylaws as amended to date.

SECTION 3. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The CEO or any other officer or officers authorized by the Board of Directors or the CEO are each authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized to do so by proxy or power of attorney duly executed by said officer.

SECTION 4. REFUSAL OF REGISTERATION ANY TRANSFER OF THE SECURITIES NOT MADE IN ACCORDANCE WITH APPLICABLE LAWS AND REGULATIONS. The Corporation is required, by this bylaws, to refuse to register any transfer of the securities not made in accordance with the provisions of  Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

ARTICLE VI

INDEMNIFICATION

SECTION 1. INDEMNIFICATION IN ACTIONS BY THIRD PARTIES. Subject to the limitations of law, if any, the Corporation shall have the Power to indemnify any director, officer, employee and agent of the Corporation who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of to procure a judgment in its favor) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, provided that the Board of Directors shall find that the director, officer, employee or agent acted in good faith and in a manner which such person reasonably believed in the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe the conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere shall not, of itself create a presumption that such person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that such person had reasonable cause to believe such person's conduct was unlawful.

SECTION 2. INDEMNIFICATION IN ACTIONS BY OR ON BEHALF OF THE CORPORATION. Subject to the limitations of law, if any, the Corporation shall have the power to indemnify any director, officer, employee and agent of the Corporation who was or is threatened to be made a party to any threatened, pending or completed legal action by or in the right of the Corporation to procure a judgment in its favor, against expenses actually and reasonable incurred by such person in connection with the defense or settlement, if the Board of Directors determine that such person acted in good faith, in a manner such person believed to be in the best interests of the Corporation and with such care, including reasonable inquiry, as an ordinarily, prudent person would use under similar circumstances.

SECTION 3. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the officer, director, employee or agent to repay such amount unless it shall be determined ultimately that the officer or director is entitled to be indemnified as authorized by this Article.

SECTION 4. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any officer, director, employee or agent of the Corporation against any liability asserted against or incurred by the officer, director, employee or agent in such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify the officer, or director, employee or agent against such liability under the provisions of this Article.

ARTICLE VII

AMENDMENTS

Except the section 13 of Article III, these bylaws may be altered, amended or repealed either by approval of a majority of the outstanding shares entitled to vote or by the approval of the Board of Directors. The section 13 of Article III may only be amended or repealed by a majority of the outstanding shares entitled to vote. Additionally, the fact that the Board of Directors may adopt, amend or repeal these bylaws other than the section 13 of Article III  shall not divest the shareholders of the power nor limit their power to adopt, amend or repeal the bylaws.